Exhibit 11 (a)

                             THE BLACK & DECKER CORPORATION AND SUBSIDIARIES

                                   COMPUTATION OF EARNINGS PER SHARE
                              (Millions of Dollars Except Per Share Data)


                                                            For The Year Ended
                                      December 31, 1994     December 31, 1993       December 31, 1992
                                                 Per                     Per                     Per
                                      Amount   Share          Amount   Share         Amount    Share

Primary:
Average shares outstanding              84.3                   83.6                   76.3

Dilutive stock options and
  purchase plans--based on the
  Treasury stock method using
  the average market price           (Note 1)               (Note 1)               (Note 3)

Adjusted shares outstanding             84.3                   83.6                   76.3
                                      ======                 ======                 ======


Net earnings (loss) before
  Extraordinary Item and Cumulative
  Effects of Changes in Accounting
  Principles                          $127.4                 $ 95.2                 $(73.3)

Less preferred stock dividend           11.6                   11.6                   11.6


Net earnings (loss) before
  Extraordinary Item and
  Cumulative Effects of Changes
  in Accounting Principles
  attributable to common stock        $115.8   $1.37         $ 83.6   $ 1.00        $(84.9)  $(1.11)
                                      ======   =====         ======   ======        ======   ======



Fully Diluted:  (Note 2)

Average shares outstanding              84.3                   83.6                   76.3

Dilutive stock options and
  purchase plans--based on the
  Treasury stock method using
  the closing market price           (Note 1)               (Note 1)               (Note 1)

Adjusted shares outstanding             84.3                   83.6                   76.3

Average shares assumed to be
  converted through convertible
  preferred stock                        6.3                    6.4                    6.4

Fully diluted average
  shares outstanding                    90.6                   90.0                   82.7


Net earnings (loss) before
  Extraordinary Item and Cumulative
  Effects of Changes in Accounting
  Principles                          $127.4  $1.41          $ 95.2   $ 1.06        $(73.3)  $(.89)
                                      ======  =====          ======   ======        =======  =====



Notes:	1.	Dilutive effect of common stock equivalents is less than 3% for the years
		ended December 31, 1994, 1993, and 1992, and has not been shown.
	2.	The calculation of fully diluted earnings per share is anti-dilutive
		and, therefore, is not presented in the financial statements.
	3.	Stock options and purchase plans are anti-dilutive, therefore, are not presented here.



                                                            Exhibit 11 (b)

                             	THE BLACK & DECKER CORPORATION AND SUBSIDIARIES

                                   COMPUTATION OF EARNINGS PER SHARE
                              (Millions of Dollars Except Per Share Data)


                                                            For The Year Ended
                                  December 31, 1994         December 31, 1993       December 31, 1992
                                              Per                        Per            Per
                                 Amount     Share            Amount    Share         Amount     Share
Primary:

Average shares outstanding           84.3                       83.6                    76.3

Dilutive stock options and
  purchase plans--based on the
  Treasury stock method using
  the average market price        (Note 1)                   (Note 1)                (Note 3)

Adjusted shares outstanding          84.3                       83.6                    76.3
                                  =======                    =======                 =======


Net earnings (loss)               $ 127.4                    $  66.0                 $(333.6)


Less preferred stock dividend        11.6                       11.6                    11.6

Net earnings attributable to
  common stock                    $ 115.8  $1.37             $  54.4  $  .65         $(345.2)  $(4.52)
                                  =======  =====             =======  ======         =======   ======


Fully Diluted:  (Note 2)

Average shares outstanding           84.3                       83.6                    76.3

Dilutive stock options and
  purchase plans--based on the
  Treasury stock method using
  the closing market price        (Note 1)                   (Note 1)                (Note 1)

Adjusted shares outstanding          84.3                       83.6                    76.3

Average shares assumed to be
  converted through convertible
  preferred stock                     6.3                        6.4                     6.4

Fully diluted average
  shares outstanding                 90.6                       90.0                    82.7

Net earnings (loss)               $ 127.4  $1.41             $  66.0  $  .73         $(333.6)  $(4.03)
                                  =======  =====             =======  ======         =======   ======



Notes:  1.  Dilutive effect of common stock equivalents is less than 3% for the years ended
            December 31, 1994, 1993, and 1992, and has not been shown.

        2.  The calculation of fully diluted earnings per share is anti-dilutive and, therefore, is not presented in the financial statements.

        3. Stock options and purchase plans are anti-dilutive, therefore, are not presented here.

